GUARANTEE

         THIS GUARANTEE, dated as of July 22, 2002, is made by COMMANDER AIRCRAFT COMPANY AND STRATEGIC JET SERVICES, INC., (collectively, the "Guarantors") each a Delaware Corporation and a wholly owned subsidiary of AVIATION GENERAL, INCORPORATED, a Delaware corporation ("Borrower"), in favor of NYLTIAK INVESTMENTS, LLC, a Maryland Limited Liability company ("Lender").

         WHEREAS, Borrower and Lender have entered into that certain Securities Purchase Agreement, Investor Rights Agreement, and Security Agreement dated as of the date hereof pursuant to which Borrower has issued that certain Secured Convertible Note in the original principal amount of one million dollars ($1,000,000) (collectively, the "Loan Agreements");

         WHEREAS, each Guarantor has determined that as a wholly owned subsidiary of Borrower it is in the best interests of such Guarantor for Borrower to enter into the Loan Agreements and accordingly each has agreed to execute and deliver to Lender an unconditional and irrevocable guarantee of the obligations of Borrower under the Loan Agreements;

         THEREFORE, in order to induce Lender to enter into the Loan Agreements and in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the Guarantors agrees as follows:

         1. Guarantee. (a) Each Guarantor hereby jointly and severally guarantees to Lender the due and punctual performance, whether at stated maturity or otherwise, of any and all obligations of Borrower under the Loan Agreements, whether direct or contingent, including all Borrower's Obligations (as defined in the Security Agreement). The obligations guaranteed hereunder are hereafter referred to as the "Guaranteed Obligations."

                  (b) Each Guarantor covenants, in case of default in the payment by Borrower of any part of the Guaranteed Obligations, to pay any such unpaid amounts as the same shall become due, on demand of Lender.

         2. Obligations Unconditional. (a) This Guarantee is an unconditional and absolute guarantee of payment and not of collectibility. The liability of Guarantors on this Guarantee shall be direct and immediate. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender or Borrower with respect thereto. If the Guaranteed Obligations or any part thereof shall not be paid promptly when due and payable, each Guarantor shall forthwith pay such amounts to Lender, regardless of any defense, set-off, or counterclaim, and regardless of whether Lender or anyone on its behalf shall have instituted any suit, action, or proceeding, or exhausted its remedies, or taken any steps to enforce any rights against Borrower or any other person to collect all or part of any such amounts, either pursuant to the provisions of this Guarantee or the Loan Agreements, or at law or in equity, and regardless of any other condition or contingency. Each Guarantor hereby waives any requirement that Lender, in the event of default by Borrower, first make demand on, or seek to enforce remedies against, Borrower before demanding payment under or seeking to enforce this Guarantee. The obligations of Guarantors under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantors to enforce this Guarantee, irrespective of whether any action is brought against any collateral, Borrower or any other person and irrespective of whether Borrower or any other person is joined in any such action or actions. Each Guarantor agrees that this Guarantee shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity, or unenforceability in whole or in part of this Guarantee or the Loan Agreements or any limitation on the liability of Borrower thereunder, or any limitation on the method or terms of payment thereunder, which may now or hereafter be caused or imposed in any manner whatsoever. Each Guarantor hereby unconditionally waives diligence, presentment, and protest, and any notice of default in the payment of any of the Guaranteed Obligations, and notice of the breach of any obligation of Borrower contained in the Loan Agreements.

                  (b) Each Guarantor agrees that in the event it shall make any payment in respect of the Loan Agreements, any right of payment to Guarantors from Borrower, whether by way of reimbursement, indemnity, subrogation, or otherwise, shall constitute indebtedness of Borrower subordinated in right and time of payment, and in every other way, to the unpaid amount, if any, of indebtedness represented by the Loan Agreements. No payment shall be made on the subordinated indebtedness until prior payment in full has been made of the indebtedness represented by the Loan Agreements.

                   (c) The obligations, covenants, agreements, and duties of Guarantors under this Guarantee shall not be affected or impaired by any assignment or transfer in whole or in part of the Loan Agreements without notice to either Guarantor; or any waiver by Lender of the performance or observance by Borrower or any other party of any of the agreements, covenants, terms or conditions contained in the Loan Agreements; or any indulgence in or the extension of the time for payment by Borrower of any amounts payable under or in connection with the Loan Agreements or of the time for performance by Borrower or any other party of any other obligation under or arising out of the Loan Agreements, or the extension or renewal thereof; or any change, amendment, modification, waiver, or termination (whether material or otherwise, and whether or not made without notice to or further assent by either Guarantor) of any duty, agreement, or obligation of Borrower or any other party set forth in the Loan Agreements; or the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of Borrower; or any receivership, insolvency, bankruptcy, reorganization, or similar proceedings affecting Borrower or its assets; or the release or discharge by operation of law of Borrower from the performance or observance of any agreement, covenant, term or condition contained in the Loan Agreements, where such release or discharge occurs without the consent of Lender; or any release or exchange in whole or in part of any security granted for the Guaranteed Obligations; or any failure to perfect any lien or security interest granted to or in favor of Lender as security for the Guaranteed Obligations; or any other cause, whether similar or dissimilar to the foregoing.

         3. Continuing Guarantee; Release; Reinstatement. (a) This Guarantee is a continuing guarantee and shall remain in full force and effect until all of the Guaranteed Obligations have been paid in full, unless earlier released pursuant to the terms of the Loan Agreements.

                  (b) Notwithstanding the foregoing, the obligations of Guarantors under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Each Guarantor agrees that it will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Lender in connection with any such rescission of termination and restoration of this Guarantee.

         4. Representations and Warranties. Each of the Guarantors represents and warrants as follows:

         (i) Guarantors are corporations duly organized and in good standing under the laws of Delaware, and have full right, power and authority to enter into and perform this Guarantee, and Guarantors shall do or shall cause to be done all things necessary and appropriate to preserve and keep in full force and effect their corporate existence, rights and franchises.

         (ii) This Guarantee has been duly authorized and approved by all necessary corporate action.

         (iii) Guarantors have duly and validly executed and delivered this Guarantee, which constitutes a valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws (regardless of whether enforcement is sought in a court of law or equity), and except that the remedy of specific performance may be limited by the equitable discretion of the court before which any proceeding hereunder may be brought.

         (iv) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantors of this Guarantee.

         5. Notices. All notices or other communications in connection with this Guarantee shall be deemed satisfactorily given if in writing and delivered personally or by registered or certified mail, postage pre-paid, by overnight courier, or by telecopier to the parties at their respective addresses set forth below or at such other address as may be given by any party to the other in writing in accordance with this section:


         If to the Guarantors:

         Commander Aircraft Company
         Strategic Jet Services, Inc.
         7200 Northwest 63rd Street
         Bethany, Oklahoma  73008
         Facsimile:  (405) 495-8383


         With copy to:

         Dyer Ellis & Joseph
         600 New Hampshire Avenue, N.W.
         Suite 1100
         Washington, D.C.  20037
         Attn:  John Kearney
         Facsimile:  (202) 944-3068


         If to the Lender:

         Nyltiak Investments, LLC
         511 Avenleigh Court
         Ashton, MD  20861

         Miles & Stockbridge, P.C.
         1751 Pinnacle Drive, Suite 500
         McLean, VA  22102-3833
         Attn:  Morris DeFeo
         Facsimile:  703-610-8686


         6. Governing Law. (a) This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, Guarantors have caused this Guarantee to be signed, sealed and delivered by their duly authorized representatives as of the date first above written.

         COMMANDER AIRCRAFT COMPANY

         By:
                  --------------------------------------------


         Name:
                  --------------------------------------------



         Title:
                  --------------------------------------------


         STRATEGIC JET SERVICES, INC.

         By:
                  --------------------------------------------


         Name:
                  --------------------------------------------


         Title:
                  --------------------------------------------